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                                                               Exhibit 10.17

                           STOCK OPTION AGREEMENT


          This Option Agreement (the "Agreement") is made as of the 13th day of February, 2002, between Mueller Industries, Inc., a Delaware corporation (the "Company"), and William D. O'Hagan (the "Optionee).

          WHEREAS, the Company desires to afford the Optionee the opportunity to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

          NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Grant of Option.   By action of its Board of Directors dated
February 12, 2002, the Company hereby grants to the Optionee the right and option (the "Option") to purchase up to, but not exceeding in the aggregate, 100,000 shares of Common Stock, on the terms and conditions herein set forth. Provided that the Compensation Committee of the Board of Directors of the Company gives its prior written approval, Optionee shall have the right to transfer all or part of the options granted hereunder to family members or family trusts.

          2.  Definitions; Conflicts.   The Option is not being granted
pursuant to the Mueller Industries, Inc. 1998 Stock Option Plan (amended and restated as of June 30, 2000) (the "Plan"), and shall be exercisable only for shares of Common Stock held in treasury by the Company. The Company shall at all times maintain a sufficient number of treasury shares to allow for the exercise of the vested and exercisable portion of the Option. Notwithstanding that the Option is not being granted under the Plan, the terms and provisions of the Plan are incorporated herein by reference as if it had been so granted, except for the provisions of Sections 4(a) and 8 thereof.

          3. Purchase Price. The purchase price of each share of Common Stock covered by the Option shall be $31.75 (the "Purchase Price").

          4. Term of Options. The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Section 6 hereof.

          5. Vesting of Options. The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable with respect to the shares of Common Stock in accordance with the following installments: 20% on the first anniversary of the date hereof, and an additional 20% on each of the succeeding four anniversaries of the date hereof; provided that, with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest. Notwithstanding the foregoing, if there is a "Change in Control," as such term is defined in the Amended and Restated Employment Agreement, effective September 17, 1997, as amended May 12, 2000, between Optionee and the Company, all remaining options shall become exercisable as provided in said Employment Agreement, as amended.


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          6.  Termination of Employment.  Except as otherwise provided in
Optionee's existing employment agreement with the Company:

          (a) In the event the Optionee's employment with the Company is terminated for any reason other than death or disability (within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Option shall immediately lapse as of the date of such termination whether or not exercisable on such date.

          (b) In the event that the Optionee's employment with the Company is terminated by reason of the Optionee's death or disability (within the meaning of Section 22(e) (3) of the Code), the Option shall remain exercisable for a period of up to twelve months after termination of employment, to the extent exercisable at the time of termination of employment, and shall lapse as to any shares of Common Stock for which it has yet to become exercisable as of the date of such termination of employment.

          7. No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of an Option until the date of issuance to the Optionee of a certificate evidencing such shares of Common Stock. No adjustments, other than as provided in Section 7 of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such shares of Common Stock issued.

          8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal executive offices, presently located at 8285 Tournament Drive, Suite 150, Memphis, TN 38125, Attn: General Counsel. Such notice shall state the election to exercise the Option and the number of shares of Common Stock in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall either:

          (a) be accompanied by payment in full of the Purchase Price for such shares of Common Stock; or

          (b) fix a date, not less than five (5) nor more than ten (10) business days from the date such notice shall be delivered to the Company, for the payment in full of the Purchase Price for such shares of Common Stock.

          Payment of such Purchase Price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company. Subject to such procedures and rules as may be adopted from time to time by the Option Plan Committee of the Board of Directors, the Optionee may also pay such Purchase Price by (i) tendering to the Company shares of Common Stock with an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to such Purchase Price, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell shares of Common Stock and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for shares of Common Stock as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the


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Option.  All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

          9. Income Tax Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the shares of Common Stock, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable by the Company, or any subsidiary thereof, to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

         10. Non-Incentive Stock Option. The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

         11. Registration. The Company shall file a registration statement on Form S-8 under the Securities Act of 1993, as amended (the "Act"), with respect to the sale of shares of Common Stock subject to the Option and shall take such other action as may be required to complete the registration of such shares under the Act and to comply with applicable blue sky laws.

         12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         13. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State.

         14. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                       MUELLER INDUSTRIES, INC.


                                       By:/s/Harvey L. Karp
                                       Name:  Harvey L. Karp
                                       Title: Chairman of the Board



                                       OPTIONEE


                                       /s/William D. O'Hagan
                                       Name:  William D. O'Hagan



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